October 25, 2001

Christopher J. Spencer
454 Gold Way
Pittsburgh, Pennsylvania 15213

Re:     Wizzard Software Corporation, a Colorado corporation (the "Company")


Ladies and Gentlemen:

       I refer to your Registration Statement on Form SB-2 under the Securities Act (the "Registration Statement"), which will be filed with the Securities and Exchange Commission. The Registration Statement relates to the registration of approximately 7,037,314 shares of your $0.001 par value common stock (the "Common Stock"), to be offered and sold by certain holders thereof (the "Selling Stockholders").

                               Assumptions

       In rendering the opinion expressed below, I have assumed, with your permission and without independent verification or investigation:

       1. That all signatures on documents I have examined in connection herewith are genuine and that all items submitted to me as original are authentic and all items submitted to me as copies conform with originals;

       2. Except for the documents stated herein, there are no documents or agreements between the Company and/or any third parties which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion;

       3. That each of the documents referred to constitutes the legal, valid and binding obligation of the party executing the same; and

       4. That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

       I have examined the following documents in connection with this matter:

       1.  Articles of Incorporation of the Company, as amended;

       2.  Bylaws of the Company;

       3.  The Registration Statement;

       4.  Resolutions of the Board of Directors of the Company; and

       5. All reports filed with the Securities and Exchange Commission and related exhibits that are pertinent hereto.

       I have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as I have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, I have reviewed various statutes and judicial precedence as I have deemed relevant or necessary.

       Based upon my examination mentioned above, and relying on the statements of fact contained in the documents that I have examined, I am of the opinion that the Common Stock, when sold, will be legally issued, fully paid and non-assessable under the laws of Colorado.

       I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to me in the Prospectus under the caption "Legal Opinions."


                                      Sincerely yours,

                                /s/Branden T. Burningham
                                      Branden T. Burningham